UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 23, 2009
GATX Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-2328 (Commission File) Number)	36-1124040 (IRS Employer Identification No.)
222 West Adams Street
Chicago, Illinois 60606
(Address of principal executive offices, including zip code)
(312) 621-6200
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On February 23, 2009, GATX Corporation (the “Company”) entered into a standard form of indemnity agreement with each member of its Board of Directors. These agreements provide, among other things, that the Company will indemnify each Director (each, an “Indemnitee”) in the event that the Indemnitee becomes a party or otherwise a participant in any action or proceeding on account of the Indemnitee’s service as a Director of the Company (or service for another corporation or entity in any capacity at the request of the Company) to the fullest extent permitted by applicable law. Under the indemnity agreement, the Company will pay, in advance of the final disposition of any such action or proceeding, expenses (including attorneys’ fees) incurred by the Indemnitee in defending or otherwise responding to such action or proceeding upon receipt of a written undertaking from the Indemnitee to repay the amount advanced consistent with applicable law in the event that a court shall ultimately determine that he or she is not entitled to be indemnified for such expenses. The contractual rights to indemnification provided by the indemnity agreements are subject to the limitations and conditions specified in the agreements, and are in addition to any other rights each Indemnitee may have under the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws, each as amended from time to time, and applicable law.
     The foregoing summary of the indemnity agreements is qualified in its entirety by reference to the form of indemnity agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
10.1 Form of Indemnity Agreement for Directors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION (Registrant)

/s/ Robert C. Lyons
Robert C. Lyons
Senior Vice President and Chief Financial Officer
(Duly Authorized Officer)
Date: February 24, 2009

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Form of Indemnity Agreement for Directors	Filed Electronically